UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.

On February 21, 2008, Innovative Solutions and Support, Inc. (the “Company”) issued a press release announcing the highlights of its 2008 Annual Shareholders Meeting held on February 21, 2008.  The Company announced that at the meeting, current Board members Glenn R. Bressner, Robert E. Mittelstaedt, Jr. and Raymond J. Wilson were all re-elected to the Board of Directors to serve a term expiring at the 2011 annual meeting of shareholders.  The Company also announced that in order to provide greater clarity and certainty in the operation of the Company’s proposed 2008 Stock-Based Incentive Compensation Plan, the Board of Directors withdrew the proposal for shareholder approval of that plan.  It is the Board’s intention to clarify these provisions before resubmitting the plan to shareholders for their approval.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

                                                99.1                           Innovative Solutions and Support, Inc. press release dated February 21, 2008.

SIGNATURE

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: February 21, 2008	By:	/s/ John C. Long
John C. Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Innovative Solutions and Support, Inc. press release dated February 21, 2008.